UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2011
COMARCO, INC.
(Exact name of registrant as specified in its charter)

California	000-05449	95-2088894

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 599-7400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Executive Officer Resignation/Termination
          Effective April 5, 2011, the Board of Directors terminated the employment of Samuel M. Inman, III, as the Company’s President and CEO. Pursuant to his employment agreement, that termination is deemed to also constitute a resignation by him of his position as a director of the Company.
          As a result of that Board resignation, the Board of Directors reduced the authorized number of directors from six to five.
     (c) Appointment of New Executive Officer
          Also, on April 5, 2011, the Board of Directors appointed Fredrik Torstensson, who is and since July 2003 has been the Company’s Vice President of Sales and Marketing, to serve as the Company’s Interim President and Chief Executive Officer until the Board of Directors completes a search for a permanent Chief Executive Officer.
          Mr. Torstensson, age 41, has more than 15 years of experience in international sales and marketing, product management and executive management. Prior to joining the Company, he was Vice President of International Sales and Marketing at Kyocera Wireless (August 2002 to July 2003). From 1999 to August 2003, he was General Manager for North America and Executive Vice President of Sales and Marketing for OZ Communication, a mobile applications development company. Prior to that position, from 1996 to 1999, he was the Director of Business Development with Ericsson, a provider of telecommunication and data communication systems. There are no family relationships between Mr. Torstensson and any other officers or directors of the Company.
          There is no immediate change in Mr. Torstensson’s compensation as a result of his promotion to the positions of Interim President and Chief Executive Officer.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) Effective April 5, 2011, the Board amended Section 1(b) of Article IV of the Company’s Bylaws to decrease the authorized number of directors from six to five. The text of Section 1(b) of Article IV of the Company’s Bylaws, as amended, reads as follows:
     “The exact number of directors shall be fve, until changed as provided in subdivision (a) of this Section.”
Item 7.01 Regulation FD Disclosure.
     On April 5, 2011, the Company issued a press release announcing the termination of Mr. Inman as the Company’s President and CEO and the appointment of Mr. Torstensson as the Company’s Interim President and CEO. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01, and Exhibit 99.1 hereto, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.02	Bylaws of Comarco, Inc., as amended.

99.1
Press Release issued by Comarco, Inc. on April 5, 2011 announcing the termination of Samuel Inman as President & CEO, and the appointment of Fredrik Torstensson as the Company’s Interim President & CEO.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
Dated: April 6, 2011	By:	/s/ WINSTON E. HICKMAN
Winston E. Hickman
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.02	Bylaws of Comarco, Inc., as amended.

99.1
Press Release issued by Comarco, Inc. on April 5, 2011 announcing the termination of Samuel Inman as President & CEO, and the appointment of Fredrik Torstensson as the Company’s Interim President & CEO.

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